THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE ACT, OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF SECTION 8 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION. NO OPINION OF COUNSEL SHALL BE REQUIRED IF THE TRANSFER IS TO AN AFFILIATE OF HOLDER, PROVIDED THAT ANY SUCH TRANSFEREE IS AN “ACCREDITED INVESTOR” AS DEFINED IN REGULATION D PROMULGATED UNDER THE ACT.
WARRANT TO PURCHASE STOCK
This Warrant to Purchase Stock (“Warrant”) is issued by Enphase Energy, Inc., a Delaware corporation (the “Company”) and certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,                         (“Holder”) is entitled to purchase at the Exercise Price that number of fully paid and non-assessable shares of Warrant Stock equal to the Warrant Number, subject to the provisions and upon the terms and conditions set forth in this Warrant. Capitalized terms used but not defined herein shall have the meaning provided in the Credit Agreement.

SECTION 1.	Exercise.
1.1.    Method of Exercise. Holder may exercise this Warrant at any time by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check or wire transfer (to an account designated by the Company) for the aggregate Exercise Price for the Warrant Stock being purchased.
1.2.    Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which the Notice of Exercise shall have been delivered to the Company as provided in Section 1.1. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1.5 shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.
1.3.    Net Issuance Right. In lieu of exercising this Warrant for check or wire transfer as specified in Section 1.1, Holder may convert this Warrant, in whole or in part, into a number of shares of Warrant Stock as is computed using the following formula:
X= Y*(A-B)
         A
where:

X =	the number of shares of Warrant Stock to be issued to the Holder pursuant to this Section 1.3.
Y =	the number of shares of Warrant Stock covered by this Warrant in respect of which the net issue election is made pursuant to this Section 1.3.
A =	the Fair Market Value (as determined pursuant to Section 1.4) of one share of Warrant Stock, as determined at the time the net issue election is made pursuant to this Section 1.3.
B =	the Exercise Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 1.3.
1.4.    Fair Market Value. If, at the time of any exercise or conversion of this Warrant, the Common Stock is traded in a public market, the fair market value of a share of Warrant Stock shall be deemed to be the average of the closing prices over a ten (10) day period ending three days before the day Holder delivers its Notice of Exercise to the Company. If the Common Stock is not traded in a public market, the Board of Directors of the Company shall determine the fair market value of each share of Warrant Stock in its reasonable good faith judgment, provided however, that if the value of a share of Warrant Stock is to be determined in connection with an Acquisition, the fair market value shall be deemed to be the value ascribed to such Warrant Stock in the Acquisition assuming that the Common Stock holders receive the maximum consideration potentially available pursuant to such Acquisition whether or not such consideration is actually received.
1.5.    Delivery of Certificate. Promptly, but in no event more than three (3) Business Days after Holder exercises or converts this Warrant and, if applicable, the Company receives payment of the aggregate Exercise Price, the Company shall deliver to Holder certificates for the Warrant Stock acquired and/or other property to be delivered in connection with such exercise or conversion. If this Warrant has not been fully exercised or converted and has not expired, the Company shall also deliver a statement setting forth the number of shares of Warrant Stock that remain available for exercise under the Warrant.
1.6.    Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

SECTION 2.	Adjustments To The Warrant Shares and Exercise Price.
2.1.    Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on the outstanding shares of Warrant Stock payable in Common Stock or other securities, then upon exercise of this Warrant, for each share of Warrant Stock acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Warrant Stock of record as of the date the dividend occurred. If the Company subdivides the outstanding shares of Warrant Stock by reclassification or otherwise into a greater number of shares, the number of shares of Warrant Stock purchasable hereunder shall be proportionately increased and the Exercise Price shall be proportionately decreased. If the outstanding shares of Warrant Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased and the number of shares of Warrant Stock shall be proportionately decreased.
2.2.    Reclassification, Exchange, Combinations or Substitution. On any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise of this Warrant, Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and property that Holder would have received for Warrant Stock if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder a certificate pursuant to Section 2.6 hereof setting forth the number, class and series or other designation of such new securities or other property issuable upon exercise of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon the exercise of this Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.
2.3.    Adjustments for Diluting Issuances. To the extent that any antidilution rights applicable to the Common Stock purchasable hereunder may be set forth in the Charter, the Company shall promptly provide the Holder with a copy of any restatement, amendment, modification or waiver of the Charter that impairs or reduces such antidilution rights; provided, that no such amendment, modification or waiver shall impair or reduce the antidilution rights, if any, set forth in the Charter with respect to the Common Stock unless such amendment, modification or waiver affects the rights of Holder with respect to the Common Stock issuable hereunder generally in the same manner as it affects all other holders of Common Stock. The Company shall, within ten (10) business days of the end of each fiscal quarter following the Effective Date, provide Holder with written notice of any issuance of its stock or other equity security during such fiscal quarter that triggered an antidilution adjustment under the antidilution rights applicable to the Common Stock purchasable hereunder, if any, as may be set forth in the Charter, which notice shall include (a) the price at which such stock or security was sold, (b) the number of shares issued, and (c) such other information as reasonably necessary for Holder to verify that such antidilution adjustment occurred and the amount of any such adjustment. For the avoidance of doubt, there shall be no duplicate antidilution adjustment pursuant to this subsection 2.3, the forgoing subsection 2.1 or 2.2 and the Charter.
2.4.    No Impairment. The Company shall not, by amendment of the Charter or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Section 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Section against impairment.
2.5.    Fractional Shares. No fractional shares of Common Stock shall be issuable upon exercise of the Warrant and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. If a fractional share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional share interest by paying Holder in cash the amount computed by multiplying the fractional interest by the fair market value of a full share of Warrant Stock as determined pursuant to Section 1.4.
2.6.    Certificate as to Adjustments. Upon each adjustment of the Exercise Price or Warrant Stock pursuant to this Section 2, the Company shall promptly notify Holder in writing, and, at the Company’s expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Executive Officer or Chief Financial Officer or other duly authorized officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Exercise Price and number of shares of Warrant Stock in effect upon the date thereof and the series of adjustments leading to such Exercise Price and number of shares of Warrant Stock. Notwithstanding the foregoing, in the event of an adjustment pursuant to Section 2.3, the Company shall only be required to provide Holder with such notices as are required to be delivered to holders of Common Stock pursuant to the Charter regarding antidilution protection, as and when the Company provides such notices to such holders.
SECTION 3.REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.
3.1.    Representations and Warranties. The Company represents and warrants to the Holder as follows:
(a)    The Company is duly authorized to issue this Warrant by all necessary corporate actions in order for the proper issuance of this Warrant, and has obtained consent of the Purchasers to grant Holder the rights set forth in Section 6, below.
(b)    The issuance of this Warrant and the rights granted hereunder do not, as of the date hereof, (i) conflict with or give rise to a breach of the Company’s Charter or any other agreement, judgment or other obligations binding on the Company, or (ii) violate any applicable laws, including without limitation, laws relating to the offer and sale of securities.
(c)    This Warrant has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(d)    All shares of Warrant Stock which may be issued upon the exercise of the purchase right represented by this Warrant under Section 1.1 or Section 1.3, shall, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Warrant, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable securities laws.
(e)    The Company has reserved and will keep available for issuance upon exercise of the Warrant the maximum number of shares of Warrant Stock that could possibly be issued on exercise of the Warrant from time to time outstanding, and any securities, if any, into which such shares are convertible.

(f)    The Company’s summary capitalization table attached hereto as Schedule 1 is true and complete as of the Issuance Date.
3.2.    Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon the outstanding shares of Warrant Stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend (other than securities for which adjustment is made pursuant to Section 2 hereof); (b) to offer for subscription or sale pro rata to the holders of the outstanding shares of Warrant Stock any additional shares of any other class or series of the Company’s stock; (c) to effect any reclassification, reorganization or recapitalization of the shares of Warrant Stock; or (d) to effect an Acquisition or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall give Holder: (1) at least 10 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of shares of Warrant Stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; and (2) in the case of the matters referred to in (c) and (d) above, at least 10 days prior written notice of the date when the same will take place (and specifying the date on which the holders of shares of Warrant Stock will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event).
3.3.    Certain Information. The Company agrees to provide Holder at any time and from time to time with such information as Holder may reasonably request for purposes of Holder’s compliance with regulatory, accounting and reporting requirements applicable to Holder, including without limitation, all Company financial information, and that of any of its subsidiaries, reasonably requested by Holder.
3.4.    Acquisitions. Upon the closing of any Acquisition other than a Qualified Acquisition, the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Warrant Stock issuable upon exercise of the unexercised portion of this Warrant as if such Warrant Stock were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this Warrant.

SECTION 4.	REPRESENTATIONS AND WARRANTIES OF THE HOLDER.
4.1.    Representations and Warranties. The Holder represents and warrants to the Company as follows:
(a)    Authorization. The Holder has full power and authority to enter into this Warrant. The Warrant, when executed and delivered by the Holder, will constitute a valid and legally binding obligation of the Holder, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)    Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by Holder will be acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that Holder has not been formed for the specific purpose of acquiring this Warrant or the shares of Warrant Stock.
(c)    Disclosure of Information. Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.
(d)    Investment Experience. Holder understands that the acquisition of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.
(e)    Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.
(f)    The Act. Holder understands that this Warrant and the shares of Warrant Stock issuable upon exercise or conversion hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands that this Warrant and the shares of Warrant Stock issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. The right to acquire Warrant Stock issuable upon exercise of the Holder’s rights contained herein has been, and such shares will be, acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration under the Act or an exemption from the registration requirements of the Act. Holder is not a registered broker-dealer under Section 15 of the 1934 Act or an entity engaged in a business that would require it to be so registered as a broker-dealer. The Holder also understands that any sale of (A) its rights hereunder to purchase Common Stock or (B) Common Stock issued or issuable hereunder which might be made by it in reliance upon Rule 144 under the Act may be made only in accordance with the terms and conditions of that Rule.

4.2.    No Stockholder Rights. Without limiting any provision in this Warrant, Holder agrees that it will not have any rights as a stockholder of the Company until the exercise of this Warrant.
4.3.    No “Bad Actor” Disqualification. Neither (i) the Holder, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by the Holder is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the acceptance of this Warrant, in writing in reasonable detail to the Company.

SECTION 5.	DEFINITIONS.
5.1.    Defined Terms. The following capitalized terms shall have the meanings provided:
(a)    1934 Act means the Securities Exchange Act of 1934, as amended.
(b)    Acquisition means any transaction or series of related transactions involving: (i) the sale of all or substantially all of the assets of the Company, or (ii) any consolidation or merger of the Company where the Company is not the surviving entity (other than a merger or consolidation effected exclusively to change the Company’s domicile or type of entity).
(c)    Act means the Securities Act of 1933, as amended.
(d)    Aggregate Warrant Shares means the number of shares of Common Stock into which this Warrant may be exercised plus the number of shares of Common Stock Holder owns resulting from the exercise of this Warrant.
(e)    Allowable Grace Period shall have the meaning provided in Section 6.2(u).
(f)    Charter means the Company’s certificate of incorporation as filed in its jurisdiction of organization, as may be amended or amended and restated from time to time.
(g)    Common Stock means the Company’s common stock, par value $0.00001 per share, or such securities into which the Company’s common stock are exchanged or converted.
(h)    Claims shall have the meaning provided in Section 6.4(a).
(i)    Credit Agreement means that certain Amended and Restated Loan and Security Agreement by and between Holder, Company and the other parties thereto dated as of the Issuance Date, as such agreement may be amended, restated, supplemented, amended and restated or otherwise modified from time to time.
(j)    Credit Extensions shall have the meaning provided in the Credit Agreement.
(k)    Exercise Price means $1.05 per share.

(l)    Expiration Date means the earlier of February __, 2024, and the closing of a Qualified Acquisition.
(m)    Holder shall have the meaning provided in the first paragraph of this Warrant, as may be modified by Section 6.4 of this Warrant.
(n)    Holder Entities shall have the meaning provided in Section 7.12 of this Warrant.
(o)    Issuance Date means February __, 2017.
(p)    Marketable Securities mean shares of stock issued by a publicly traded company listed on a national market or exchange which may be resold without restrictions (other than restrictions to which Holder may separately agree in writing) immediately upon the consummation of the Qualified Acquisition.
(q)    Purchaser and Purchasers shall have the meaning provided in the Securities Purchase Agreement.
(r)    Qualified Acquisition means an Acquisition in which the consideration to be received by the Company’s stockholders consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities.
(s)    Registration Statement shall have the meaning provided in the Securities Purchase Agreement.
(t)    SEC means the United States Securities and Exchange Commission, or any successor agency.
(u)    Securities Purchase Agreement means that certain Securities Purchase Agreement dated as of January 9, 2016, between the Company, Rodgers Massey Revocable Living Trust dtd 4/4/11 and Foris Ventures, LLC.
(v)    Warrant shall have the meaning provided in the first paragraph of this agreement.
(w)    Warrant Number means [        ].
(x)    Warrant Stock means shares of Common Stock issuable upon exercise of this Warrant.

SECTION 6.	REGISTRATION REQUIREMENTS
6.1.    Registration Rights.
(a)    The Company agrees to use commercially reasonable efforts to obtain consent from the Purchasers to grant Holder full rights as a Purchaser under Articles 5 and 6 of the Securities Purchase Agreement, and to have the Warrant Stock be deemed to be Registrable Securities, Securities and Shares, as applicable, under the Securities Purchase Agreement. Promptly on obtaining such consent, the Company shall so notify Holder in writing, whereby Holder hereby agrees that it shall be bound to all obligations of a Purchaser under Articles 5 and 6 of the Securities Purchase Agreement. If any amendment or modification to the rights and obligations under Articles 5 or 6 are made, such amendment or modification shall only be applicable to Holder upon Holder’s further written consent.
(b)    If the Company has not obtained the consent of the Purchasers as described in Section 6.1(a) prior to February 28, 2016, then the Company hereby agrees that Holder shall be deemed to be granted registration rights substantially equivalent to the rights granted to Purchasers under Articles 5 and 6 of the Securities Purchase Agreement.
6.2.    Additional Registration Rights. In addition to the rights granted Holder pursuant to Section 6.1, above, the Company hereby covenants that the Registration Statement which will allow Holder to resell the Warrant Stock without restrictions or limitations shall be declared effective by the SEC not later than 90 days after the Issuance Date (the “Effectiveness Deadline”). If  (i) such Registration Statement is not declared effective by the SEC on or before the Effectiveness Deadline, or (ii) on any day after such Registration Statement has been declared effective by the SEC but the Registration Statement is not available for the resale of Warrant Stock and no exemption from registration under the Act is available to Holder that allows for the resale of the Warrant Stock without restrictions or limitations, then, as partial relief for the damages to Holder by reason of any such delay in or reduction of its ability to resell the Warrant Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to Holder an amount in cash equal to $16,000 divided by the Aggregate Warrant Shares, multiplied by the number of days that Warrant Stock cannot be resold by Holder without restrictions or limitations. The payments to which Holder shall be entitled pursuant to this Section 6.2 are referred to herein as “Registration Delay Payments. Registration Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Registration Delay Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

SECTION 7.	MISCELLANEOUS.
7.1.    Term. This Warrant is exercisable in whole or in part at any time before the Expiration Date.
7.2.    Legends. Prior to the Registration Date, the shares of Warrant Stock shall be imprinted with a legend in substantially the following form:
THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE ACT, OR THE SECURITIES LAWS OF ANY STATE AND, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION. NO OPINION OF COUNSEL SHALL BE REQUIRED IF THE TRANSFER IS TO AN AFFILIATE OF

HOLDER, PROVIDED THAT ANY SUCH TRANSFEREE IS AN “ACCREDITED INVESTOR” AS DEFINED IN REGULATION D PROMULGATED UNDER THE ACT.
7.3.    Compliance with Securities Laws on Transfer. This Warrant and the shares of Warrant Stock issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of a legal opinion reasonably satisfactory to the Company if transferred or assigned prior to the Registration Date, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is an Affiliate of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Act. Additionally, the Company shall not require an opinion of counsel is there is no material question as the availability of Rule 144 promulgated under the Act or another exemption under applicable securities laws.
7.4.    Transfer Procedure. Subject to the provisions of Section 7.3 and upon providing the Company with written notice in substantially the form as provided in Appendix 2, hereto and countersigned by the proposed transferee, Holder and any subsequent Holder may transfer all or part of this Warrant or the shares of Warrant Stock issuable upon exercise of this Warrant (or the securities issuable directly or indirectly, upon conversion of Warrant Stock, if any) to any transferee, provided, however, in connection with any such transfer, any subsequent Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee, and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable).
7.5.    Attorney’s Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.
7.6.    Automatic Conversion upon Expiration. In the event that, upon the Expiration Date, the fair market value of one share of Warrant Stock (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.4 above is greater than the Exercise Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to Section 1.3 above as to all shares of Warrant Stock (or such other securities) for which it shall not previously have been exercised or converted that may be acquired hereunder at the lowest per share price as available hereunder, and the Company shall promptly deliver a certificate representing the shares of Warrant Stock (or such other securities) issued upon such conversion to Holder.
7.7.    Counterparts. This Warrant may be executed in counterparts and by facsimile (e.g., PDF), all of which together shall constitute one and the same agreement.
7.8.    Choice Of Law, Venue. Jury Trial Waiver.
(a)    Governing Law. California law governs this Warrant without regard to principles of conflicts of law. The Company and Holder each submit to the exclusive jurisdiction of the State and Federal courts in Los Angeles County, California; provided, however, that nothing in this Warrant shall be deemed to operate to preclude Holder from bringing suit or taking other legal action in any other jurisdiction in connection with the Credit Agreement. The Company expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and the Company hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. The Company hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to the Company at the address set forth in, or subsequently provided by the Company in accordance with Section 7.13 of this Warrant and that service so made shall be deemed completed upon the earlier to occur of the Company’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.
(b)     Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AND HOLDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS WARRANT OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS WARRANT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.
(c)     Judicial Reference. WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of Los Angeles County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Los Angeles County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Los Angeles County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge.
(d)    Scope of Authority. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.
7.9.    Time of Essence. Time is of the essence for the performance of all obligations in this Warrant.
7.10.    Severability of Provisions. If one or more provisions of this Warrant are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Warrant, (b) the balance of this Warrant shall be interpreted as if such provision were so excluded and (c) the balance of this Warrant shall be enforceable in accordance with its terms.
7.11.    Amendments in Writing; Waiver; Integration. No purported amendment or modification of this Warrant, or waiver, discharge or termination of any obligation under this Warrant, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on this Warrant. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. This Warrant represents the entire agreement about this subject matter and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Warrant merge into this Warrant.
7.12.    Confidentiality. In handling any confidential information provided pursuant to this Warrant, Holder shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Holder’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Holder, collectively, “Holder Entities”); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, that any prospective transferee or purchaser shall have entered into an agreement containing provisions substantially the same as those in this Section 7.12); (c) as required by law, regulation, subpoena, or other order; (d) to Holder Entities’ regulators or as otherwise required in connection with Holder Entities’ examination or audit; (e) as Holder considers appropriate in exercising remedies under this Warrant; and (f) to Holder Entities’ third-party service providers so long as such service providers have executed a confidentiality agreement with one or more of the Holder Entities with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in any Holder Entity’s possession when disclosed to Holder, or becomes part of the public domain after disclosure to Holder (in each case, through no fault of any of the Holder Entities); or (ii) disclosed to any Holder Entity by a third party if such Holder Entity does not know that the third party is prohibited from disclosing the information.
7.13.    Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by fax or email, as follows:
if to the Company, to it at:

if to Holder, to it at:

All notices and other communications given to any party hereto in accordance with the provisions of this Warrant shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or email, or on the date five (5) business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 7.13 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 7.13.
7.14.    No Third Party Beneficiaries. No Person other than a party to this Warrant shall have any rights under this Warrant.
7.15.    Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in this Warrant shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.
7.16.     Captions. The headings used in this Warrant are for convenience only and shall not affect the interpretation of this Warrant.
7.17.    Construction of Warrant. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Warrant. In cases of uncertainty this Warrant shall be construed without regard to which of the parties caused the uncertainty to exist.

[Remainder of page left blank intentionally]

IN WITNESS WHEREOF, the parties have caused this Warrant to be executed and delivered as of the Issuance Date.

“COMPANY”

Enphase Energy, Inc. _______________________________ Name: Title:

“HOLDER”

______________________________ By: Its: _______________________________ Name: Title:

APPENDIX 1
NOTICE OF EXERCISE
1. Holder elects to exercise the Warrant dated ________________ and initially issued to _______________ (the “Warrant”) to purchase   ________ shares of Common Stock of Enphase Energy, Inc., a Delaware corporation, pursuant to Section 1.1 of the Warrant, and tenders payment of the purchase price of the shares in full.
[or]
1. Holder elects to exercise the Warrant dated ________________ and initially issued to _______________ (the “Warrant”), to purchase ______________ shares of Common Stock of Enphase Energy, Inc., a Delaware corporation, pursuant to Section 1.3 of the Warrant, and tenders _______ shares of Common Stock available under the Warrant as payment in full.
[Strike paragraph that does not apply.]
2. Capitalized terms used but not defined herein shall have the meaning provided in the Warrant.
3.    Please issue a certificate or certificates representing the shares of Common Stock in the name specified below:

Holders Name

(Address)

HOLDER:

By:

Name:

Title:

(Date):

Appendix 2
NOTICE OF TRANSFER
(To be signed only upon transfer of Warrant)
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________ the right represented by the attached Warrant to purchase Common Stock of Enphase Energy, Inc., a Delaware corporation (the “Company”), to which the attached Warrant relates, and appoints __________________________ as attorney in fact to transfer such right on the books of the Company, with full power of substitution in the premises.

Dated: ____________________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)
Address:

Acknowledgement and Acceptance:
The undersigned transferee of the Warrant hereby accepts the transfer of the Warrant and agrees to be bound by the Warrant as if it were the original Holder thereof.

[insert name of transferee]

________________________________
Name:
Title:
Tax Payer Identification Number:
Address:

SCHEDULE 1
Company Summary Capitalization Table